CLAYMORE EXCHANGE-TRADED FUND TRUST

                               POWER OF ATTORNEY

     That each of the undersigned officers and trustees of Claymore Exchange-Traded Fund Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Kevin M. Robinson and Melissa J. Nguyen as true and lawful attorneys and agents, with full power and authority to execute in the name and on behalf of each of the undersigned as such officers or trustees, a Registration Statement on Form N-1A, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's shares of beneficial interest; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 27th day of September 2010.





                                        /s/ Robert B. Karn III
                                        ____________________________________
                                        Robert B. Karn III
                                        Trustee



                                        /s/ Roman Friedrich III
                                        ____________________________________
                                        Roman Friedrich III
                                        Trustee